Exhibit 4.1

WARRANT EXERCISE AGREEMENT

This Warrant Exercise Agreement (this “Agreement”), dated as of May 18, 2015, is by and between MYOS Corporation, a Nevada corporation (the “Company”) and the undersigned holder (the “Holder”) with respect to that certain Series D Common Stock Purchase Warrant issued by the Company, which warrant is exercisable until May 18, 2015 at an exercise price (the “Exercise Price”) of $9.37 per share (the “Series D Warrant”).

WHERAS, the Holder’s Series D Warrant is exercisable into a number of shares of Common Stock (the “Common Stock”) as set forth on such Holder’s signature page hereto (the “Series D Warrant Shares”);

WHEREAS, the Holder wishes to exercise such Series D Warrant in full and, immediately prior to such exercise and in consideration of the Holder’s agreement to so exercise such Series D Warrant, the Company has agreed to reduce the Exercise Price to $5.25 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like) (the “Revised Exercise Price”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Holders and the Company agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms in the Series D Warrants.

ARTICLE II

EXERCISE OF WARRANTS,

Section 2.1 Exercise of Series D Warrants. The Company and the Holder hereby agree that the exercise price of the Series D Warrant shall be reduced to the Revised Exercise Price and the Holder shall exercise all of the Series D Warrant Shares underlying such Holder’s Series D Warrant at the Revised Exercise Price per share, for aggregate cash proceeds to the Company in the amount set forth on the Holder’s signature page hereto, pursuant to the terms of the Series D Warrants. Holder shall execute and deliver the aggregate cash exercise price for such Series D Warrants to the bank account set forth on the Company’s signature page hereto and the Company shall deliver the Series D Warrant Shares to the Holder via the Depository Trust Company Deposit or Withdrawal at Custodian system pursuant to the instructions set forth on the Holder’s signature page hereto.

Section 2.2 Reduction of Exercise Prices for Series C Warrants and Series E Warrants. The Company and the Holder hereby agree that (a) the exercise price of the Series C Common Stock Purchase Warrant issued by the Company, which warrant is exercisable until May 18, 2020 at an exercise price of $12.00 per share (the “Series C Warrant”) shall be reduced to $9.00 per share (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like) and (b) the exercise price of the Series E Common Stock Purchase Warrant issued by the Company, which warrant is exercisable until May 17, 2022 at an exercise price of $15.00 per share (the “Series E Warrant”) shall be reduced to $9.00 per share (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like).

Section 2.3 Filing of Form 8-K and Prospectus Supplement. On or before 9 am ET on the Trading Day following the date hereof, the Company shall issue a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby and the Company shall file a prospectus supplement under Rule 424(b) under the Securities Act (as defined below) to the Registration Statement (as defined below), disclosing the terms of the transactions hereunder.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Company. The Company hereby make the representations and warranties set forth below to the Holder that as of the date of its execution of this Agreement:

(a) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Company and no further action is required by such Company, its board of directors or its stockholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

(c) Organization. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Nevada.

(d) Issuance of Series D Warrant Shares; Registration Statement. The Series D Warrant Shares are duly authorized and, when issued and paid for in accordance with the terms of the Series D Warrant (as amended hereby), will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has prepared and filed a registration statement, File No. 333-199392 (the “Registration Statement”) in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), including Instruction 4 of Form S-3, which last became effective on October 28, 2014 (the “Effective Date”), including the prospectus therein (“Prospectus”), and such amendments and supplements thereto as may have been required to the date of this Agreement. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Securities and Exchange Commission (“Commission”). The Company shall file the Prospectus together with the prospectus supplement contemplated by Section 2.3 with the Commission pursuant to Rule 424(b). At the time the Registration Statement and any amendments thereto became effective and at the date of this Agreement, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at time the Prospectus or any amendment or supplement thereto was issued and, as of the date hereof, conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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Section 3.2 Representations and Warranties of the Holder. The Holder hereby makes the representations and warranties set forth below to the Company that as of the date of its execution of this Agreement:

(a) Due Authorization. The Holder represents and warrants that (i) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on its behalf and (ii) this Agreement has been duly executed and delivered by the Holder and constitutes the valid and binding obligation of the Holder, enforceable against it in accordance with its terms.

(b) No Conflicts. The execution, delivery and performance of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Holder’s organizational or charter documents, or (ii) conflict with or result in a violation of any agreement, law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority which would interfere with the ability of the Holder to perform its obligations under this Agreement.

(c) Access to Information. Such Holder acknowledges that it has had the opportunity to review the reports filed by the Company with the Commission and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the exercise of the Series D Warrants and the merits and risks of investing in the Series D Warrant Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Such Holder acknowledges and agrees that neither Chardan Capital Markets, LLC (“Chardan”) nor any affiliate of the Chardan has provided such Holder with any information or advice with respect to the Series D Warrant Shares nor is such information or advice necessary or desired. Neither Chardan nor any affiliate has made or makes any representation as to the Company or the quality of the Series D Warrant Shares. Chardan and any affiliate may have acquired non-public information with respect to the Company and such Holder agrees that, except for the information about this Agreement and the transactions contemplated hereby required to be disclosed by the Company pursuant to Section 2.3, no non-public information has been provided to the Holder or its representatives by Chardan or the Company or any of their respective affiliates and representatives. In connection with the issuance of the Series D Warrant Shares to such Holder, neither Chardan nor any of its affiliates has acted as a financial advisor or fiduciary to such Holder.

(d) Holder Status. The Holder is an “accredited investor” as defined in Rule 501 under the Securities Act.

(e) Understandings or Arrangements. Such Holder is acquiring the Series D Warrant Shares as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Series D Warrant Shares (this representation and warranty not limiting such Holder’s right to sell the Series D Warrant Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Holder is acquiring the Series D Warrant Shares hereunder in the ordinary course of its business.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be made in accordance with Section 5(h) of the Series D Warrant.

Section 4.2 Survival. All warranties and representations (as of the date such warranties and representations were made) made herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by the parties hereto and shall survive the issuance of the Warrants. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided however that no party may assign this Agreement or the obligations and rights of such party hereunder without the prior written consent of the other parties hereto.

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Section 4.3 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

Section 4.4 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 4.5 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined pursuant to Section 5(e) of the Series D Warrant.

Section 4.6 Entire Agreement. The Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 4.7 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 4.8 Effectiveness. This Agreement shall be effective only upon the Company returning a fully-executed copy of this Agreement to the Holder.

Section 4.9 Subsequent Equity Sales. For ten (10) trading days from the date hereof, neither the Company nor any of its subsidiaries shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

MYOS CORPORATION

By:
Name: Joseph C. DosSantos Title: Chief Financial Officer

Wire Instructions:

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[PURCHASER SIGNATURE PAGES TO

WARRANT EXERCISE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

Number of Series D Warrant Shares:

Aggregate Exercise Price:

DWAC Instructions for Series D Warrant Shares:

____________________________

____________________________

____________________________

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